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                                                                     EXHIBIT 4.1

               Form of Common Stock and Warrant Purchase Agreement














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                   COMMON STOCK AND WARRANT PURCHASE AGREEMENT

                          DATED AS OF DECEMBER 11, 2001

                             BETWEEN MATRITECH, INC.
                                       AND
                        THE PURCHASER LISTED ON EXHIBIT A

         THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is entered into as of the __th day of December, 2001, between Matritech, Inc., a Delaware corporation ("Matritech") and the Purchaser listed on Exhibit A hereto (the "Purchaser").

                      1. SALE OF COMMON STOCK AND WARRANTS

1.1 SALE OF COMMON STOCK AND WARRANTS. Subject to the terms and conditions contained in this Agreement, Matritech will issue and sell to the Purchaser, and Purchaser will purchase from Matritech, at the Closing (as defined below) the number of units set forth opposite the Purchaser's name on Exhibit A. A "Unit" shall be composed of four shares ("Shares") of Matritech common stock, $0.01 par value ("Common Stock") and a warrant to ("Warrant") purchase one share of Common Stock ("Warrant Share"). A form of the Warrant is attached as Exhibit B. The purchase price per Unit shall be US$9.44.

1.2 CLOSING DATE. The closing of the purchase and sale of the Units ("Closing") will be held at the offices of Matritech, 330 Nevada Street, Newton Massachusetts as of December __, 2001 (the date of the Closing is hereinafter referred to as the "Closing Date").

1.3 DELIVERY. At the Closing, Matritech will deliver to Purchaser certificates representing the Shares and Warrants purchased by Purchaser, against payment of the aggregate Unit Purchase Price, by wire transfer to Matritech.

                 2. REPRESENTATIONS AND WARRANTIES OF MATRITECH

Matritech hereby represents and warrants to Purchaser as of the Closing Date as follows:

2.1 ORGANIZATION AND STANDING. Matritech is a corporation duly organized and validity existing under, and by virtue of, the laws of the Sate of Delaware and is in good standing as a domestic corporation under the laws of said state and is qualified as a foreign corporation in Massachusetts and in all other jurisdictions in which its failure to qualify would have a material adverse effect on the business, properties, prospects or financial condition of Matritech.

2.2 CORPORATE POWER, AUTHORIZATION. Matritech has all requisite legal and corporate power and has taken all requisite corporate action to execute and deliver this Agreement and the Warrants, to sell and issue the Shares, the Warrants and the Warrant Shares and to carry out and perform all of its obligations under this Agreement and the Warrants. This Agreement and the Warrants constitute the legal, valid and binding obligation of Matritech, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) as limited by equitable principles generally. The execution and delivery of this Agreement and the Warrants does not, and the performance of this Agreement and the



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Warrants and the compliance with the provisions of this Agreement and the
Warrants and the issuance, sale and delivery of the Shares, the Warrants and the Warrant Shares by Matritech will not materially conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of the Amended and Restated Certificate of Incorporation, as amended or the Amended and Restated Bylaws, as amended, or Matritech or any statute, law, rule or regulation or any state or federal order, judgment or decree or any indenture, mortgage, lease or other agreement or instrument to which Matritech or any of its properties is subject.

2.3 SECURITIES, WARRANT SECURITIES. The Shares and the Warrants (and the Warrant Shares issuable upon the exercise of the Warrants) when issued in compliance with the provisions of this Agreement or the Warrants, will be duly and validly authorized, issued, fully paid, and nonassessable. Based on the representations and warranties of the Purchaser contained herein, the Shares and the Warrants (and the Warrant Shares) when issued in compliance with the provisions of this Agreement or the Warrants, will be issued in compliance with federal and state securities laws. The issuance and delivery of the Shares and the Warrants (and the Warrant Shares issuable upon the exercise of the Warrants) is not subject to preemptive or any other similar rights of the stockholders of Matritech or any liens or encumbrances. Matritech has reserved such number of shares of its common stock necessary for issuance of the Warrant Shares.

2.4 CAPITALIZATION. The capitalization of Matritech is as set forth in the Confidential Private Placement Memorandum of Matritech, dated December 8, 2001 (the "Memorandum"), as of the date indicated in the Memorandum. Matritech has not issued any capital stock since that date other than shares of Common Stock issued upon exercise of outstanding options or warrants.

2.5 PRIVATE PLACEMENT MEMORANDUM, SEC DOCUMENTS, FINANCIAL STATEMENTS. Each complete or partial statement, report, prospectus filed under the Securities Act of 1933 ("Securities Act"), or proxy statement included or referred to in the Memorandum is a true and complete copy of or excerpt from such document as filed by Matritech with the Securities and Exchange Commission ("SEC") ("SEC Documents"). Matritech has filed all the documents that it was required to file with the SEC under Sections 13 or 14(a) of the Securities Exchange Act of 1934 ("Exchange Act"), since the date on which its last report on Form 10-K was filed. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable. Neither the Memorandum nor any of the SEC Documents as of their respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of Matritech included in the SEC Documents or the Memorandum ("Financial Statements") comply as to form in all material respects with applicable accounting requirements. Except as may be indicated in the notes to the Financial Statements or, in the case of unaudited statements, as permitted by form 10-Q of the SEC, the Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the consolidated financial position of Matritech and its subsidiary at the dates thereof and the consolidated results of their operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).





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2.6  GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any federal, state, or local governmental authority, including without limitation the U.S. Food and Drug Administration, on the part of Matritech is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) compliance with federal securities laws and state blue sky laws in the jurisdictions in which Units are offered and/or sold, which compliance will be effected in accordance with such laws, (b) filing the Nasdaq National Market Notification Form for listing of additional shares, which filing will be effected in accordance with the rules thereunder or an appropriate waiver will be obtained, and (c) filing with the SEC and NASD either a Current Report on Form 8-K or a Quarterly or Annual Report on Form 10-Q or 10-K disclosing the terms of the transaction contemplated by this Agreement. The business of Matritech is not being conducted in violation of any law, ordinance or regulation of any governmental entity, including by not limited to the U.S. Food and Drug Administration, except for violations which either singly or in the aggregate would not be reasonably likely to have a material adverse effect on Matritech's business, financial condition or results of operations.

2.7 NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed in this Memorandum or in writing or otherwise set forth in the SEC Documents since September 30, 2001, there has not been:

     2.7.1 any change in the assets, liabilities, financial condition or operations of Matritech from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse; any material change in the contingent obligations of Matritech, whether by way of guarantee, endorsement, indemnity, warranty or otherwise;

     2.7.2 any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of Matritech; any declaration or payment of any dividend or other distribution of the assets of Matritech; or

     2.7.3 any other event or condition of any character which has materially and adversely affected Matritech's assets, liabilities, financial condition or operations or prospects.

2.8. INTELLECTUAL PROPERTY. Matritech has sufficient title and ownership of all patents, patent applications, copy rights, trade secrets, trademarks, proprietary information, proprietary rights, and processes necessary for its business as now conducted and as now proposed to be conducted in the Memorandum without any conflict with or infringement of the rights of others except as disclosed in the documents filed with the SEC and appended to the Memorandum, to the knowledge of Matritech.

2.9. LITIGATION. Matritech is not engaged in, or a party to, or threatened with, any claim or legal action or other proceeding before any court, any arbitrator of any kind or any administrative agency, or any governmental investigation, which could have a material adverse effect on Matritech's business, financial condition or results of operations, nor to Matritech's knowledge does any basis for any claim or legal action or other proceeding or governmental investigation exist. There are no orders, rulings, decrees, judgments or stipulations to which Matritech is a party by or with any court, arbitrator, or administrative agency and to Matritech's knowledge, there are no other such orders, rulings, decrees, judgments or stipulations affecting Matritech's business, financial condition or results of operations.

2.10 CONSISTENT TERMS. No Units are being issued and sold at the Closing other than pursuant to the Agreement.

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                 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER

     The Purchaser hereby represent and warrants to Matritech as of the Closing Date as follows:

3.1 INVESTMENT EXPERIENCE. Purchaser is an "accredited investor" as defined in rule 501(a) under the Securities Act. Purchaser is aware of Matritech's business affairs and financial condition and has had access to and has acquired sufficient information about Matritech to reach an informed and knowledgeable decision to acquire the Units (and the Warrant Shares issuable upon exercise of the Warrants). Purchaser has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Units.

3.2 INVESTMENT INTENT. Purchaser is purchasing the Units (and the Warrant Shares issuable upon exercise of the Warrants) for investment for its own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act. Purchaser understands that the Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

3.3 REGISTRATION OR EXEMPTION REQUIREMENTS. Purchaser further acknowledges and understands that the Shares, the Warrants and the Warrant Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser understands that the certificate(s) evidencing the Shares will be imprinted with a legend that prohibits the transfer of the Shares unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act, and, if Matritech shall so request in writing, an opinion of counsel satisfactory to Matritech is obtained to the effect that the transaction is so exempt. In addition, the Purchaser will refrain from selling, transferring or otherwise disposing of any Shares, the Warrants or the Warrant Shares, or any interest therein, in such manner as to cause Matritech to be in violation of the registration requirements of the Securities Act or applicable state securities or blue sky laws.

3.4 NO LEGAL, TAX OR INVESTMENT ADVICE. Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Units (and the Warrant Shares issuable upon exercise of the Warrants) constitutes legal, tax or investment advice. Purchaser has consulted such legal, tax, and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Units (and the Warrant Shares issuable upon exercise of the Warrants).

3.5 NO LAW PROHIBITING OR RESTRICTING THE PURCHASE. There shall not be in effect any law, rule or regulation prohibiting or restricting the purchase by Purchser, or requiring any consent or approval of any person which shall not have been obtained to acquire the Units (except as otherwise provided in this Agreement).

3.6 NO BROKERS, FINDERS. Purchaser represents that no person, firm or corporation has or will have, as a result of any act or omission by Purchaser, any right, interest or valid claim against Matritech for any commission, fee or other compensation as a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement.


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                   4. CONDITIONS TO OBLIGATIONS OF PURCHASER

Purchaser's obligation to purchase the Units at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, unless otherwise waived by the Purchaser:

4.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by Matritech in Section 2 shall be true and correct in all material respects when made and on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date.

4.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by Matritech on or prior to the Closing Date have been performed or complied with in all material respects.

4.3 NO ORDER PENDING. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

4.4 NO LAW PROHIBITING OR RESTRICTING THE SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting the sale, or requiring any consent or approval of any person which shall not have been obtained to issue the Units (except as otherwise provided in this Agreement).

4.5 NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change between the date of this Agreement and the closing Date in the financial condition, business or affairs of Matritech.

4.6 GOVERNMENTAL APPROVALS. All consents from governmental agencies required to consummate the transaction contemplated hereby shall have been obtained.

                   5. CONDITIONS TO OBLIGATIONS OF MATRITECH

Matritech's obligation to sell and issue the Units at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions by Purchaser unless otherwise waived by Matritech:

5.1 REPRESENTATIONS AND WARRANTIES CORRECT. The representations and warranties made by Purchaser in Section 3 hereof shall be true and correct in all material respects.

5.2 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects.

5.3 NO ORDER PENDING. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

5.4 NO LAW PROHIBITING OR RESTRICTING THE SALE. There shall not be in effect any law, rule or regulation prohibiting or restricting the purchase, or requiring any consent or approval of any person which shall not have been obtained to acquire the Units (except as otherwise provided in this Agreement).


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5.5  GOVERNMENTAL APPROVALS. All consents from governmental agencies required to consummate the transaction contemplated hereby shall have been obtained.

                           6. COVENANTS OF MATRITECH

Until the termination of this Agreement in accordance with Section 9.1 hereof or the particular covenant, as the case may be:

6.1 WARRANTS. Matritech will comply with the provisons of the Warrants contained in the Form of Warrant attached as Exhibit B hereto.

6.2  REGISTRATION REQUIREMENTS.

     6.2.1 As soon as reasonably practicable and in any event no later than 90 days after the Closing, Matritech shall prepare and file a registration statement with the SEC under the Securities Act to register the resale of the Shares and the Warrant Shares ("Registrable Securities") and thereafter shall use its best efforts to secure the effectiveness of such registration statement.

     6.2.2 Matritech shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and each holder of Registrable Securities ("Holder") shall pay all Selling Expenses (as defined below) and other expenses that are not Registration Expenses relating to the Registrable Securities resold by such Holder. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by Matritech in complying with the registration provisions herein described, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for Matritech, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable to the Registrable Securities and all fees and disbursements of counsel for any Holder.

     6.2.3 In the case of any registration effected by Matritech pursuant to these registration provisions, Matritech will use its best efforts to: (i) keep such registration effective until the later of such time as (A) all the Warrants have been exercised, redeemed or expired and (B) all the Shares and Warrant Shares have been sold pursuant thereto or, by reason of Rule 144(k) under the Securities Act or any other rule of similar effect, such shares are no longer required to be registered for the unrestricted sale thereof by the Purchaser;
(ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request; (iv) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that Matritech shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; (v) cause all such Registrable


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Securities registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by Matritech are then listed or quoted; (vi) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all Registrable Securities; and
(vii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

     6.2.4 When a Holder is entitled to sell and gives notice of its intent to sell pursuant to the registration statement, Matritech shall, within three (3) trading days (subject to Section 7.1), furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the Holders of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing.

     6.2.5 The right to sell Registrable Securities pursuant to the registration statement described herein will be automatically assigned to each transferee of Registrable Securities. In the event it is necessary, in order to permit a Holder to sell Registrable Securities pursuant to Matritech's registration statement, to amend the registration statement to name such Holder, such Holder shall, upon written notice to Matritech, be entitled to have Matritech make such amendment as soon as reasonably practicable. Notwithstanding the above provisions relating to Registration Expenses, in the event that such an amendment is requested, the Holder shall, at the request of Matritech, be obligated to reimburse Matritech for reasonable Registration Expenses incurred by it in connection with such amendment.

     6.2.6 With a view to making available to the holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell Registrable Securities to the public without registration or pursuant to a registration on Form S-3, Matritech hereby covenants and agrees to: (i) make and keep public information available, as those terms are defined in Rule 144, at all times after the closing; (ii) file with the SEC in a timely manner all reports and other documents required of Matritech under the Securities Act and Exchange Act; and (iii) furnish to any Holder, as long as the Holder owns any Registrable Securities, forthwith, upon request, (A) a written statement by Matritech that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of Matritech, and (C) such other information as may be reasonably requested in order to avail any Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration or pursuant to such Form S-3.

6.3  INDEMNIFICATION

     6.3.1 To the extent permitted by law, Matritech will indemnify and hold harmless each Holder against any losses, claims, damages, or liabilities to which such Holder may become suject under the Act, the Securities Exhange Act, or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (A) any untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (B) the omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (C) any violation by Matritech of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated thereunder

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and Matritech will pay to each such Holder, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connecting with such registration by any such Holder.

     6.3.2 To the extent permitted by law, each selling Holder will indemnify and hold harmless Matritech, each of its directors, each of its officers who has signed the registration statement against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based on any Violation, in each case to the extent (and only to the extent) that such violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action is such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that, in no event shall any indemnity under this subsection exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

     6.3.3 Promptly after receipt by an indemnified party under this Section 6.3 of notice of the commencement of any action (including any governmental Action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.3, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.3, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.3.

     6.3.4 If the indemnification provided for in this Section 6.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable


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considerations; provided, that, in no event shall any contribution by a Holder under this subsection 6.3.4 exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     6.3.5 The obligations of Matritech and Holders under this Section 6.3 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 6.3, and otherwise.

                            7. COVENANTS OF PURCHASER

7.1 NOTICE TO COMPANY OF PROPOSED SALE AND RIGHT OF COMPANY TO SUSPEND USE OF REGISTRATION STATEMENT. If the Purchaser (as defined in Section 6.2 above) shall propose to sell any Registrable Securities pursuant to the registration statement, it shall notify Matritech of its intent to do so at least three (3) full trading days prior to such sale, and the provision of such notice to Matritech shall conclusively be deemed to establish an agreement by the Purchaser to comply with the registration provisions herein described. Unless otherwise specified in such notice, such notice shall be deemed to constitute a representation that any information previously supplied by the Purchaser is accurate as of the date of such notice. At any time within such three (3) trading-day period, Matritech may refuse to permit the Purchaser to resell any Registrable Securities pursuant to the registration statement; provided, however, that in order to exercise this right, Matritech must deliver a certificate in writing to the Purchaser to the effect that a delay in such sale is necessary because a sale pursuant to such registration statement in its then-current form could constitute a violation of the federal securities laws. In no event shall such delay exceed ten (10) trading days; provided, however, that if, prior to the expiration of such ten (10) trading day period, Matritech delivers a certificate in writing to the Purchaser to the effect that a further delay in such sale beyond such ten (10) trading day period is necessary because the disclosures required to be made for a sale pursuant to such registration statement to be in compliance with federal securities laws would be seriously detrimental to Matritech and its stockholders, Matritech may refuse to permit the Purchaser to resell any Registrable Securities pursuant to the registration statement for an additional period not to exceed ten (10) trading days. Matritech may not utilize this right more than once in any three (3) month period.

7.2 RESTRICTIONS ON SHORT-SALES. The Purchaser shall not engage in any short-sales of Matritech's Common Stock prior to the effectiveness of the Registration Statement, except to the extent that any such short-sale is fully covered by freely tradable shares of Common Stock of Matritech.

                8. RESTRICTIONS ON TRANSFERABILITY OF SECURITIES

                         COMPLIANCE WITH SECURITIES ACT

8.1 RESTRICTIONS ON TRANSFERABLILITY. The Shares, Warrants and Warrant Shares shall not be transferable in the absence of a registration under the Securities Act or an exemption therefrom or in the absence of compliance with any term of this Agreement.

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Matritech shall be entitled to give stop transfer instructions to the transfer agent with respect to the Shares in order to enforce the foregoing restrictions.

8.2 RESTRICTIVE LEGEND. Each certificate representing Shares, Warrants, and Warrant Shares shall bear substantially the following legends (in addition to any legends required under applicable securities laws):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.

     THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

     The legend contained in this Section 8.2 will be removed from a certificate if (i) Matritech receives an opinion of counsel reasonable satisfactory to Matritech that the Shares or Warrant Shares represented by such certificates are available for resale pursuant to Rule 144 under the Securities Act, or (ii) in Matritech's opinion the Shares or Warrant Share represented by such certificates are available for resale pursuant to Rule 144(k) under the Securities Act, or
(iii) such Shares or Warrant Shares are sold pursuant to an effective registration statement with the SEC.

                                9. MISCELLANEOUS

9.1  TERMINATION OF AGREEMENT.

     9.1.1 This Agreement may be terminated at any time by Matritech or Purchaser if there has been a material breach of any material representation, warranty, covenant or agreement on the part of the other party set forth in this agreement, which breach shall not have been cured, in the case of a representation or warranty, prior to the Closing or, in the case of a covenant or agreement, within thirty (30) calendar days following receipt by the breaching party of written notice of such breach from the other party.

     9.1.2 From an after the termination of the Agreement, the covenants, obligations and agreements of the parties set forth herein shall be of no further force or effect and the parties shall be under no further obligation with respect thereto.

9.2 COMMERCIALLY REASONABLE EFFORTS. Matritech and Purchaser shall use its commercially reasonable efforts to take all actions required under any law, rule or regulation adopted subsequent to the date hereof in order that Matritech may sell the Units to Purchaser and Purchaser may purchase the Units, and to endure that the conditions to a Closing set forth herein are satisfied on or before the scheduled date of such Closing.

9.3 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Delaware as applied to contracts entered into solely between residents of, and to be performed entirely within, such state.

9.4 SURVIVAL. The representations and warranties, in Sections 2 and 3 of this Agreement shall survive any investigation made by Purchaser or Matritech and the Closing; provided that such representations and warranties shall not be construed so as to constitute representations and warranties concerning circumstances existing after the date of this Agreement.

9.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may not be assigned by a party without the prior written consent of the other party.

9.6 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Warrants and other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersedes all prior agreements and understanding among the parties relating to the subject matter hereof. With the exception of Section 6 hereof, the terms of this Agreement may be waived or amended with the written consent of Matritech and Purchaser.

9.7 NOTICES AND DATES. Any notice or other communication given under this Agreement shall be sufficient if in writing and sent by registered or certified mail, domestic or international courier, or facsimile, return receipt requested, postage or courier charges prepaid, to a party at its address set forth below (or at such other address as shall be designated for such purpose by such party in a written notice to the other party hereto):

     (a) if the Matritech, to:

     Matritech, Inc.
     330 Nevada Street
     Newton, MA 02460
     Attention: Chief Executive Officer


     (b)if to Purchaser, to the address set
     forth on the attached Schedule of Purchasers

     All such notices and communications shall be effective one (1) trading day after being sent by courier or by facsimile with confirmation of receipt or five
(5) trading days after being sent by the other approved methods.

9.8 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder to of the terms, provisions, covenants and restriction of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

9.9 COSTS AND EXPENSES. Each party hereto shall pay its own costs and expenses incurred in connection herewith, including the fees of its counsel, auditors and other representatives, whether or not the transactions contemplated herein are consummated.

9.10 NO THIRD PARTY RIGHTS. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

9.11 COUNTERPARTS. This Agreement may be executed in counterparts, and each such counterpart shall be deemed an original for all purposes, but such counterparts shall together constitute on and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

MATRITECH, INC.                                 PURCHASER


By:___________________________                  By: ____________________________
Name:                                           Name:
Title:                                          Title:
                                                Address:

                                    Exhibit A
                             Schedule of Purchasers

PURCHASER                                                      NUMBER OF UNITS

                             Exhibit B to Agreement
                                Form of Warrant


                            (see EXHIBIT 4.2 below)